UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2008

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457 Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant’s Certifying Accountant

On May 26, 2008, our Audit Committee appointed Gregory & Associates, LLC, Salt Lake City, Utah (“G&A”) as our independent accountants to audit our consolidated financial statements for fiscal 2008. G&A will replace Dixon Hughes PLLC (“DH”) which audited our financial statements for our fiscal years ended June 30, 2007, 2006 and 2005. DH’s audit reports on our consolidated financial statements as of and for the fiscal years ended June 30, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with DH’s audits of our consolidated financial statements for the two fiscal years ended June 30, 2007 and 2006, and through the Committee’s action dismissing DH on May 26, 2008, there have been no disagreements with DH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to DH’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

During our fiscal years ended June 30, 2007 and 2006, and through the date of the Committee’s action dismissing DH, there have been no events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K or any consultations with G&A of a type requiring disclosure pursuant to Item 304(a)(2) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following Exhibit is being furnished with this Report.

Exhibit No.	Exhibit Description
16.1	Copy of letter from Dixon Hughes PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: May 30, 2008	By:	/S/ Irving L. Smith
Irving L. Smith
Chief Financial Officer